UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): JULY 14, 2004

                                KUBLA KHAN, INC.
               (Exact name of registrant as specified in charter)

                                      UTAH
                                      ----
                 (State or other jurisdiction of incorporation)

       333-46114                                           87-0650976
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


57-71 #HIGH-TECH INDUSTRIAL PARK NANSHAN, DISTRICT SHENZHEN, P.R. CHINA   51805
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: 011 86 755 26983825

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On July 14, 2004, Kubla Khan, Inc. (the "Company") received the resignation of its principal independent accountant, Moores Rowland Mazars ("MRM"). MRM's resignation became effective immediately.

      During the most recent fiscal year of the Company ended December 31, 2003 (MRM was not the Company's independent accountant for the prior fiscal year ended December 31, 2002), and through the date of MRM's resignation on July 14, 2004, there were no disagreements between the Company and MRM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MRM's satisfaction, would have caused MRM to make reference to the subject matter of the disagreement in connection with its report. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-B occurred within the most recent fiscal year of the Company ended December 31, 2003.

      The audit report of MRM on the financial statements of the Company as of and for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles. However, the audit report for the year ended December 31, 2003 included an emphasis pertaining to matters that raised substantial doubt about the Company's ability to continue as a going concern. A letter from MRM is attached hereto as Exhibit 16.1.

      The Company has not currently engaged a new independent accountant to replace MRM, but intends to do so in the near term. Upon engaging such independent accountant, the Company will file a Current Report on Form 8-K within the appropriate timeframe set forth therein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.       Description
-----------       -----------

16.1              Letter of Moores Rowland Mazars.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    KUBLA KHAN, INC.

                                    By: /s/ YaLi Xu
                                       ---------------------------
                                    Name:  YaLi Xu
                                    Title: Chief Executive Officer

Dated: July 20, 2004

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